                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                           SCOTSMAN INDUSTRIES, INC.
                                       TO
                       BERISFORD ACQUISITION CORPORATION,
                          A WHOLLY OWNED SUBSIDIARY OF
                              WELBILT CORPORATION,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                                 BERISFORD PLC
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
      CITY TIME, ON FRIDAY, AUGUST 13, 1999, UNLESS THE OFFER IS EXTENDED.

    This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $0.10 per share (the "Shares"), of Scotsman Industries, Inc., a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                    THE DEPOSITARY FOR THE OFFER IS:
                    HARRIS TRUST COMPANY OF NEW YORK

       BY MAIL:                BY FACSMILE         BY HAND OR OVERNIGHT
                              TRANSMISSION:              COURIER:
                              (FOR ELIGIBLE
                           INSTITUTIONS ONLY)
  Wall Street Station        (212) 701-7636           Receive Window
     P.O. Box 1023                                   Wall Street Plaza
New York, NY 10268-1023                           88 Pine Street, 19(th)
                                                           Floor
                                                    New York, NY 10005
                          FOR INFORMATION (CALL
                                COLLECT):
                             (212) 701-7624

    Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile transmission other than as set forth above will not constitute a valid delivery.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Berisford Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Welbilt Corporation, a Delaware corporation ("Parent"), which is an indirect wholly owned subsidiary of Berisford plc, a public limited company organized under the laws of England and Wales ("Berisford"), upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated July 9, 1999 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $0.10 per share (the "Shares"), of Scotsman Industries, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.
Number of Shares: ____________________
Certificate Nos. (if available):
                                            Name(s) of Record Holder(s):

                                            ____________________________________
                                            ____________________________________
                                            Please Print

                                            Address(es):
Check box if Shares will be ten-
dered by book-entry transfer: / /
Account Number:
                                            ____________________________________
                                            ____________________________________
                                            Zip Code
Dated: ___________________, 1999
                                            Area Code and Tel. No.:
                                            Signature(s):

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEES)

    The undersigned, (A) a participant in the Security Transfer Agents Medallion Program, the New York
Stock Exchange Guarantee Program, the Stock Exchange Medallion Program, or (B) an "eligible guarantor institution" as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange
Act of 1934, as amended, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three trading days (as described in the Offer to Purchase) after the date hereof. The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of
Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.
Name of Firm:
                                            ____________________________________
                                            Authorized Signature
Address:
                                            Name:

                                                 Please Print
Zip Code
                                            Title:
Area Code and Tel. No.:
                                            Dated: ___________________, 1999

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
      SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

3